REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (the "Agreement") is made and entered into as of October 28, 1997, by and among Onsite Energy Corporation, a Delaware corporation (the "Company"), and Westar Capital, Inc. a Kansas corporation (the "Investor").

         This Agreement is made pursuant to the Stock Subscription Agreement dated as of the date hereof by and between the Company and the Investor (the "Stock Subscription Agreement") and pursuant to the Plan and Agreement of Reorganization of even date herewith to which the Company and the Investor are parties (the "Reorganization Agreement"). In order to induce the Investor to enter into the Stock Subscription Agreement and the Reorganization Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

         The parties hereby agree as follows:

         1.       Definitions

                  Capitalized terms used herein without definition shall have their respective meanings set forth in the Stock Subscription Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

                  Common Stock: The Common Stock issued by the Company to the Investor pursuant to the Stock Subscription Agreement and pursuant to the Reorganization Agreement.

                  Convertible Preferred Stock: The Series C Convertible Preferred Stock issued by the Company to the Investor pursuant to the Stock Subscription Agreement.

                  Demand Registration:  See Section 3 hereof.

                  Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  Person: An individual, partnership, corporation, joint venture, association, joint-stock company, trust, unincorporated organization, or a government or agency or political subdivision thereof, including without limitation, any "person" as defined in Section 13(d) of the Exchange Act.

                  Piggyback Registration:  See Section 4 hereof.

                  Prospectus: The Prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

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                  Registrable  Securities:  All shares of Common Stock issued by the Company to the Investor pursuant to the Stock Subscription Agreement and the Reorganization Agreement, and all shares issued or issuable by the Company upon the conversion of the Convertible Preferred Stock, including all shares of Common Stock received in respect thereof, whether by reason of a stock split, reclassification or stock dividend thereon, upon original issuance thereof and at all times subsequent thereto until, in the case of any such security, (i) it is effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, or (ii) it is sold pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act (unless such sale is to an affiliate of the Investor).

                  Registration Expenses:  See Section 7 hereof.

                  Registration Statement: Any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

                  Securities Act: The Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated by the SEC thereunder.

                  SEC:  The Securities and Exchange Commission.

                  Underwritten   registration   or  underwritten   offering:   A
registration in which securities of the Company are sold to an underwriter for reoffering to the public.

         2.       Securities Subject to this Agreement

                  (a) Registrable Securities. The securities entitled to the benefits of this Agreement are the Investor's Registrable Securities.

                  (b) Restriction on Transfer. Each certificate representing any Registrable Security shall be imprinted with a legend substantially in the following form and a similar legend with respect to applicable state securities law, if required:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT RELATING TO THE SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (ii) RULE 144 UNDER SUCH ACT, OR (iii) AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE.

                  Prior to any proposed transfer of any of such Registrable Securities (other than under circumstances described in Sections 3 or 4 hereof), and so long as such securities bear the restrictive legend required under this paragraph (b), the holder thereof shall deliver to the Company (except in transactions demonstrated to the Company's reasonable satisfaction to be in compliance with Rule 144 or other available exemption under the Securities Act, or any substantially similar successor rule of the

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SEC either (i) a written opinion of legal counsel reasonably satisfactory to the
Company to the effect that the proposed transfer of such securities may be effected without registration or qualification under the Securities Act and any applicable state securities laws, or (ii) a "no action" letter from the SEC (and any necessary state securities administrators) to the effect that the proposed
transfer  of  such  securities  without   registration  will  not  result  in  a
recommendation by the staff of the SEC (or such administrators) that action be taken with respect thereto, whereupon the holder of such securities shall be entitled to transfer such securities in accordance with the terms of such opinion or "no action" letter.

                  The Company shall remove the legend or legends from a certificate if it receives a written opinion of legal counsel reasonably satisfactory to the Company to the effect that such legend or legends are not required in order to establish compliance with any provision of the Securities Act or applicable state securities law.

         3.       Demand Registration of Registrable Securities

                  (a) Requests for  Registration.  Subject to the  provisions of
Section 3(b) hereof, the Investor may make a written request (the "Registration Request") to the Company for registration under and in accordance with the provisions of the Securities Act of all or part of their Registrable Securities (the "Demand Registration"). The Company shall as promptly as practicable, and in no event later than forty-five (45) days after the Registration Request is made, prepare and file with the SEC a Registration Statement covering all of the Registrable Securities requested to be included by the Investor. The Registration Request made pursuant to this Section 3(a) shall specify the number of shares of the Registrable Securities to be registered and shall also specify the intended methods of disposition thereof.

                  (b) Number of Demand Registrations. The Company shall be obligated to effect not more than three (3) Demand Registrations.

                  (c) Priority on Demand Registration. If any of the Registrable Securities registered pursuant to Demand Registrations are to be sold in one or more firm commitment underwritten offerings, and the managing underwriter or underwriters advise the Company and the Investor in writing that in their opinion the total number or dollar amount of Registrable Securities requested to be included in such registration is sufficiently large to adversely affect the success of such offering, the Company shall include, on behalf of the Investor, in such firm commitment underwritten offering the number of shares of Registrable Securities which, in the opinion of such managing underwriter or underwriters, can be sold without any adverse affect on the offering.

                  (d) Withdrawal. The Investor may, before such Registration Statement becomes effective, withdraw its Registrable Securities from sale, should the terms of sale not be reasonably satisfactory to it; however, such Demand Registration shall be deemed to have occurred for the purposes of Section 3(b) hereof, unless such withdrawal is more than 5 days prior to the effective date of such Registration Statement. If there is no other seller after the withdrawal of the Investor, the Investor shall pay all of the out-of-pocket expenses of the Company incurred in connection with such registration within thirty (30) days after receipt of a written itemization of such expenses.

                  (e) Selection of Underwriters. If any Demand Registration is in the form of an underwritten offering, the Company will select and obtain the investment banker or investment bankers and manager or managers that will administer the offering.


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         4.       Piggyback Registrations

                  (a) Right to Piggyback. Whenever the Company proposes (whether or not for its own account) to register any of its equity securities under the Securities Act except with respect to a registration statement (i) on Form S-8 or any successor form to such Form or (ii) filed in connection with an exchange offer or relating to a transaction pursuant to Rule 145 of the Securities Act, the Company shall give written notice to the Investor of its intention to effect such a registration not later than thirty (30) days prior to the anticipated date of filing with the SEC of a Registration Statement with respect to such registration. Such notice shall offer the Investor the opportunity to include in such Registration Statement such Registrable Securities as the Investor may request (a "Piggyback Registration"). Subject to the provisions of Sections 4(b) and 4(c) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received a written request for inclusion therein within fifteen (15) days after the receipt by the Investor of the Company's notice. No registration effected pursuant to a request or requests referred to in this Section 4 shall be deemed Demand Registrations pursuant to Section 3. Upon the giving of notice of a proposed registration by the Company pursuant to this Section 4(a), the Investor may exercise only its rights to Piggyback Registration and not Demand Registration as to the Company's proposed registration.

                  (b) Priority on Primary Registration. If a Piggyback Registration is being made with respect to an underwritten primary registration on behalf of the Company and the managing underwriter or underwriters advise the Company in writing that in their opinion the total number or dollar amount of securities of any class requested to be included in such registration is sufficiently large to adversely affect the success of such offering, the Company shall include in such registration: (1) first, all securities the Company proposes to sell to the public, the proceeds of which shall go to the Company,
(2) second, up to the full number of Registrable Securities requested to be included in such registration in excess of the number or dollar amount of securities the Company proposes to sell which, in the opinion of such managing underwriter or underwriters, can be sold without adversely affecting the offering.

                  (c) Priority on Secondary Registrations. If a Piggyback Registration is being made with respect to an underwritten secondary registration on behalf of holders of the securities of the Company, and the managing underwriters advise the Company in writing that in their opinion the dollar amount or number of securities of any class requested to be included in such registration is sufficiently large to adversely affect the success of such offering, the Company shall include in such registration (1) first, up to the full number of securities requested to be included therein by holders exercising demand registration rights which in the opinion of such underwriter can be sold without adversely affecting the offering and (2) second, up to the full number of Registrable Securities requested to be included in such registration in excess of the number or dollar amount of securities which holders exercising demand registration rights propose to sell, which, in the opinion of such managing underwriter or underwriters, can be sold without adversely affecting the offering.

         5.       Hold-Back Agreements

                  (a) Restrictions on Public Sale by the Investor.  The Investor
agrees, if requested by the managing underwriter or underwriters in any underwritten offering (to the extent timely notified in writing by the Company or the managing underwriter or underwriters) of the Company's securities covered by a Registration Statement, not to effect any public sale or distribution of any Registrable Securities not included in such Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), during the ten (10) day period prior to,

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and during the  forty-five  (45) day period  beginning on, the effective date of each underwritten offering made pursuant to such Registration Statement, provided that Investor shall not be obligated to delay the public sale or distribution of Registrable Securities for a period in excess of one hundred ten
(110) days in any twelve-month period. Such forty-five (45) day period shall be extended with regard to the Registrable Securities to such longer period as may be agreed to in writing by the Investor.

                  The foregoing provisions shall not apply to the Investor if it is prevented by applicable statute or regulation from entering into any such agreement; provided that the Investor shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of the applicable Registrable Securities commencing on the date of sale of such applicable class of Registrable Securities pursuant to such a Registration Statement unless it has provided forty-five (45) days prior written notice of such sale or distribution to the managing underwriter or underwriters.

                  (b) Restrictions on Public Sale by the Company and Others. The Company agrees, (i) without the written consent of the managing underwriter or underwriters in an underwritten offering of Registrable Securities covered by a Registration Statement filed by the Company pursuant to Section 3 or 4 hereof, not to effect any public or private sale or distribution of its securities, including a sale pursuant to Regulation D under the Securities Act, during the ten (10) day period prior to, and during the one hundred fifty (150) day period beginning on, the effective date of an underwritten offering made pursuant to a Registration Statement (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form or relating to a transaction pursuant to Rule 145 of the Securities Act) and (ii) to use its best efforts to obtain the written agreement of, and to cause each holder of more than five percent (5%) of any class of its securities purchased from it at any time (other than in a registered public offering) not to effect any registration, public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration, if otherwise permitted).

         6.       Registration Procedures

                  In connection with the Company's obligations to file a Registration Statement pursuant to Section 3 hereof, the Company shall use its reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as practicable:

                  (a) Filing; Review - prepare and file with the SEC as soon as practical, but in no event later than the time periods specified herein a Registration Statement relating to the Demand Registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective as provided herein; provided that at least fifteen (15) days before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated or deemed to be incorporated by reference in the Registration Statement after the initial filing of any Registration Statement, the Investor, its counsel and the managing underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits unless otherwise requested), which documents shall be subject to the review of the Investor, its counsel and managing underwriters, and the Company shall not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated or deemed to be incorporated by reference) to which the Investor or the managing underwriters, if any, shall reasonably object on a timely basis;

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                  (b)  Amendments;  Supplements  - prepare and file with the SEC such amendments and post-effective amendments to a Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period; cause the related Prospectus to be supplemented by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such Prospectus;

                  (c) Notice of Events - notify the  Investor,  its  counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (1) when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or for additional information to be included in any Registration Statement or Prospectus or otherwise, (3) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,
(4) if at any time the representations and warranties of the Company contemplated by paragraph (m) below cease to be true and correct, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (6) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement or Prospectus so that they shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (with respect to a Prospectus, in light of the circumstances in which they were made) not misleading, and (7) of the reasonable determination of the Company that a post-effective amendment to a Registration Statement would be appropriate;

                  (d) Suspension - make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable;

                  (e) Additional Information - if requested by the managing underwriters, if any, or the Investor, to immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and the Investor agree should be included therein as required by applicable law; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated therein; provided, however, that the Company shall not be required to take any of the actions in this Section 6(e) which are not, in the opinion of counsel for the Company, in its sole discretion, in compliance with applicable law;

                  (f) Copies - furnish to the Investor's counsel and each managing underwriter, without charge, a signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);


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                  (g)  Prospectuses  -  deliver  to  the  Investor  and  to  the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as may be reasonably requested; the Company consents to the use of such Prospectus or any amendment or supplement thereto by the Investor and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

                  (h) Blue Sky - prior to any public offering of Registrable Securities, register or qualify or cooperate with the Investor, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as the Investor or underwriter reasonably requests in writing, keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                  (i) Certificates - cooperate with the Investor and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) business days prior to any sale of Registrable Securities to the underwriters;

                  (j)   Corrections   -  upon  the   occurrence   of  any  event
contemplated by Section 6(c)(6) above, prepare a supplement or post-effective amendment to the applicable Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

                  (k) Listing - if requested in writing by the Investor, use its reasonable best efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed;

                  (l) CUSIP; Transfer Agent; Registrar - provide a CUSIP number, transfer agent and registrar for all Registrable Securities being registered, not later than the effective date of the applicable Registration Statement covering such securities;

                  (m) Other Agreements; Opinions - enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions as the Investor or the underwriters, if any, may reasonably request, or any and all such other actions reasonably required in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (1) make such representations and warranties, if any, to the Investor and to enter into any indemnity arrangement with the underwriters in form, substance and scope as are customarily made by issuers to underwriters

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



in underwritten offerings and confirm the same if and when reasonably requested;
(2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions shall be reasonably satisfactory in form, scope and substance to the managing underwriters, if any, or if the offering is not underwritten, then to Investor's counsel) addressed to the Investor covering the matters customarily covered in opinions requested in underwritten offerings; (3) use its best efforts to obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters obtained by underwriters in connection with underwritten offerings; and (4) the Company shall deliver such documents and certificates as may be reasonably requested by the Investor or the managing underwriters, if any, to evidence compliance with clause (j) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as to the extent required thereunder;

                  (n) Access - make available for inspection by a representative of the Investor, any underwriter, if any, and any attorney, accountant or other agent retained by the Investor or underwriter, all pertinent financial and other records, corporate documents and properties of the Company (collectively "Records"), and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided that any Records which the Company determines to be confidential and which it notifies the representative, underwriter, attorney or accountant are confidential, shall not be disclosed by such individuals unless (i) such Records are in the public domain or (ii) disclosure of such Records is required by court or administrative order or applicable law;

                  (o) Other Agencies - use its reasonable best efforts to cause the Registrable Securities covered by each Registration Statement to be registered with or approved by such other government agencies or authorities as may be necessary to the Investor or the underwriters, if any, to consummate the disposition of such Registrable Securities in the United States;

                  (p) Compliance - use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, no later than forty-five (45) days after the end of any twelve (12) month period (or ninety
(90) days after the end of any twelve (12) month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said twelve (12) month periods; and

                  (q) Certificates - on or before the effective date of a registration, provide the transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depositary Trust Company.

                  The Company may require the Investor to furnish to the Company such information regarding the distribution of such securities and such other information as the Company may from time to time reasonably request in writing, and the Company may exclude from such registration the Registrable Securities of the Investor for unreasonably failing to furnish such information within a reasonable time after receiving such request.

1059(1).nks                                            8       November 10, 1997

                  The Investor agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(c)(2), 6(c)(3), 6(c)(5) or 6(c)(6), the Investor will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(j), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such Prospectus, and if so directed by the Company, the Investor shall deliver to the Company all copies, other than permanent filed copies then in Investor's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

         7.       Registration Expenses

                  All fees and expenses incident to the Company's performance of or compliance with this Agreement, including without limitation (a) all registration and filing fees, including all expenses incident to filings required to be made with the National Association of Securities Dealers, Inc. or listing on any securities exchange, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and determination of the eligibility of any of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters or the Investor may designate in accordance with
Section 6(h)), fees and expenses of compliance with state insurance or other governmental regulations and rating agency fees, (b) printing expenses, messenger, telephone and delivery expenses, and other internal expenses, (c) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (d) fees and expenses of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities and legal expenses of selling holders and the underwriters but including the fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-Laws of the National Association of Securities Dealers, Inc.), (e) securities acts liability insurance if the Company so desires and (f) fees and expenses of other Persons retained by the Company (all such included expenses being herein called "Registration Expenses") shall be borne by the Company whether or not any of the Registration Statements become effective. Notwithstanding any of the foregoing, the Investor upon sales of Registrable Securities shall bear its own expenses for all underwriting commissions applicable to such sales and any legal fees of counsel hired by the Investor.

                  The Company shall pay its general expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit, and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.

         8.       Miscellaneous

                  (a) Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.


1059(1).nks                                            9      November 10, 1997

                  (b) Counterparts. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts (including by facsimile signatures), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

                  (c)  Headings.   The  headings  in  this   Agreement  are  for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                  (e)  Severability.  In the  event  that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (f) Entire Agreement. This Agreement is intended by the parties as a final expression of their Agreement and intended to be a complete and exclusive statement of the Agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities issued pursuant to the Stock Subscription Agreement and the Reorganization Agreement. This Agreement supersedes all prior Agreements and understandings between the parties with respect to such subject matter.

                  (g) Notices. All notices or other communications required hereunder shall be in writing and shall be sufficient in all respects and shall be deemed delivered after 5 days if sent via registered or certified mail, postage prepaid; the next day if sent by overnight courier service; or one business day after transmission if sent by facsimile, to the following:

                  If to Company :           Onsite Energy Corporation
                                            701 Palomar Airport Rd., #200
                                            Carlsbad, CA  92009
                                            Attn: Richard T. Sperberg
                                            Fax:     (760) 931-2405

                  with copies to:           Bartel Eng Linn & Schroder
                                            300 Capitol Mall, Suite 1100
                                            Sacramento, CA  95814
                                            Attn:  Scott E. Bartel, Esq.
                                            Fax:      (916) 442-3442

                   If to Investor:          Westar Capital, Inc.
                                            PO Box 889
                                            818 Kansas Avenue
                                            Topeka, KS  66601
                                            Attn: Rita A. Sharpe
                                            Fax:      (785) 575-1771


1059(1).nks                                            10    November 10, 1997
                   with copies to:  Westar Capital, Inc.
                                            PO Box 889
                                            818 Kansas Avenue
                                            Topeka, KS  66601
                                            Attn.:  John K. Rosenberg
                                            Fax:      (785) 575-1788

Any party hereto may change its address for purposes hereof by notice to all other parties hereto.

                   (h) Dispute Resolution. No party to this agreement shall be entitled to take legal action with respect to any dispute relating hereto until it has complied in good faith with the following alternative dispute resolution procedures. This section shall not apply to the extent it is deemed necessary to take legal action immediately to preserve a party's adequate remedy.

                           (i)      Negotiation.  The parties shall attempt
promptly and in good faith to resolve  any  dispute  arising  out of or
relating  to this  Contract,  through negotiations   between   representatives
who have authority to settle the controversy. Any party may give the other party(ies) written notice of any such dispute not resolved in the normal course of business. Within 20 days after delivery of the notice, representatives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange information and to attempt to resolve the dispute, until the parties conclude that the dispute cannot be resolved through unassisted negotiation. Negotiations extending sixty days after notice shall be deemed at an impasse, unless otherwise agreed by the parties.

          If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator(s) shall be given at least three working days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal and state Rules of Evidence.

                           (ii) ADR  Procedure.  If a  dispute  with  more  than
$20,000.00 at issue has
not been  resolved  within  60 days of the  disputing  party's  notice,  a party wishing resolution of the dispute ("Claimant") shall initiate assisted Alternative Dispute Resolution ("ADR") proceedings as described in this Section. Once the Claimant has notified the other party ("Respondent") of a desire to initiate ADR proceedings, the proceedings shall be governed as follows: By mutual agreement, the parties shall select the ADR method they wish to use. That ADR method may include arbitration, mediation, mini-trial, or any other method which best suits the circumstances of the dispute. The parties shall agree in writing to the chosen ADR method and the procedural rules to be followed within 30 days after receipt of notice of intent to initiate ADR proceedings. To the extent the parties are unable to agree on procedural rules in whole or in part, the current Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes, CPR Model Mini-trial Procedure, or CPR Commercial Arbitration Rules--whichever applies to the chosen ADR method--shall control, to the extent such rules are consistent with the provisions of this Section. If the parties are unable to agree on an ADR method, the method shall be arbitration.

          The parties shall select a single Neutral (as defined by CPR) third party to preside over the ADR proceedings, by the following procedure: Within 15 days after an ADR method is established, the Claimant shall submit a list of 5 acceptable Neutrals to the Respondent. Each Neutral listed shall be sufficiently qualified, including demonstrated neutrality, experience and competence regarding the subject

1059(1).nks                                            11      November 10, 1997
matter of the dispute. A Neutral shall be deemed to have adequate experience if an attorney or former judge. None of the Neutrals may be present or former employees, attorneys, or agents of either party. The list shall supply information about each Neutral, including address, and relevant background and experience (including education, employment history and prior ADR assignments). Within 15 days after receiving the Claimant's list of Neutrals, the Respondent shall select one Neutral from the list, if at least one individual on the list is acceptable to the Respondent. If none on the list are acceptable to the Respondent, the Respondent shall submit a list of 5 Neutrals, together with the above background information, to the Claimant. Each of the Neutrals shall meet the conditions stated above regarding the Claimant's Neutrals. Within 15 days after receiving the Respondent's list of Neutrals, the Claimant shall select one Neutral, if at least one individual on the list is acceptable to the Respondent. If none on the list are acceptable to the Claimant, then the parties shall request assistance from CPR to select a Neutral.

          The ADR proceeding shall take place within 30 days after the Neutral has been selected. The Neutral shall issue a written decision within 30 days after the ADR proceeding is complete. Each party shall be responsible for an equal share of the costs of the ADR proceeding. The parties agree that any applicable statute of limitations shall be tolled during the pendency of the ADR proceedings, and no legal action may be brought in connection with this agreement during the pendency of an ADR proceeding.

          The Neutral's written decision shall become final and binding on the parties, unless a party objects in writing within 30 days of receipt of the decision. The objecting party may then file a lawsuit in any court allowed by this Contract. The Neutral's written decision shall be admissible in the objecting party's lawsuit.

                   (i) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Investor, its successors or assigns, and each future holder of such securities and the Company. A waiver by any party hereto of a default in the performance of this Agreement shall not operate as a waiver of any future or other default, whether of a like or different kind.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


ONSITE ENERGY CORPORATION                    WESTAR CAPITAL, INC.



By:      _________________________           By:      ______________________
         Richard T. Sperberg,
         President                                    President

1059(1).nks                                            12     November 10, 1997